UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Date Of Report
                       (Date Of Earliest Event Reported):

                                 August 18, 1999


                               Saville Systems PLC
             (Exact name of registrant as specified in its charter)


             Republic of Ireland                       0-27176
        (State or other jurisdiction          (Commission File Number)
      of incorporation or organization)


                                 Not Applicable
                      (I.R.S. Employer Identification No.)


                   IDA Business Park, Dangan, Galway, Ireland
                    (Address of principal executive offices)


                               011-353-9-152-6611
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or former address, if changed since last report)

Item 5. Other Events

On August 18, 1999, Saville Systems PLC and ADC Telecommunications, Inc. issued a joint press release which is attached hereto as Exhibit 99.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements of Business Acquired: not applicable.

     (b) Pro Forma Financial Information: not applicable.

     (c) Exhibits.

          Exhibit 99.1: Joint Press Release of Saville Systems PLC and ADC Telecommunications, Inc., dated August 18, 1999

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           SAVILLE SYSTEMS PLC
                                           (Registrant)



Date:  August 18, 1999                     By:  /s/ Christopher A. Hanson
       -----------------------                  ---------------------------
                                                Christopher A. Hanson
                                                Chief Financial Officer
                                                (Principal Financial and
                                                Accounting Officer)

                               SAVILLE SYSTEMS PLC
                                 FORM 8-K REPORT

                                INDEX TO EXHIBITS


Exhibit No.                Description

     99.1                  Joint Press Release of Saville Systems PLC and
                           ADC Telecommunications, Inc., dated August 18, 1999

                                                                   Exhibit 99.1



For Immediate Release    ADC Contacts:       Mark Borman, Investor Relations
                                             (612) 946-3338
                                             Rob Clark, Public Relations
                                             (612) 914-6355
                         Saville Contacts:   Christopher Hanson, CFO
                                             (781) 270-6500
                                             Vicki Nahrung, Investor Relations
                                             (781) 359-6570


   ADC Telecommunications Names Three Saville Systems' Directors To Its Board

   John J. Boyle III, John W. Sidgmore and John A. Blanchard III to join Board upon completion of ADC's acquisition of Saville Systems


MINNEAPOLIS / BURLINGTON, MA - August 18, 1999 - ADC Telecommunications, Inc. (Nasdaq: ADCT, www.adc.com) and Saville Systems PLC (Nasdaq: SAVLY, www.savillesys.com) today announced that ADC has named John J. Boyle III, John
W. Sidgmore and John A. Blanchard III, as members of its Board of Directors. These appointments, subject to completion of ADC's acquisition of Saville Systems, will be effective at ADC's first Board meeting following the closing of the acquisition. Boyle, Sidgmore and Blanchard are currently on the Board of Directors of Saville Systems.

"I look forward to the further strengthening of ADC's Board with the addition of Jack Boyle, John Sidgmore and Gus Blanchard," said William J. Cadogan, Chairman and Chief Executive Officer of ADC Telecommunications. "All three of these gentlemen bring seasoned leadership to develop ADC's multiservice network strategy of providing broadband hardware systems, communication software solutions and system integration services to communication service providers worldwide."

Boyle is Chairman and Chief Executive Officer of Saville Systems. Sidgmore is Vice Chairman of MCI WorldCom. Blanchard is Chairman and Chief Executive Officer of Deluxe Corporation, a leading provider of integrated risk management, electronic transaction services and paper payments to the financial services and retail industries. Blanchard's previous experience includes positions as executive vice president of General Instrument, a leading worldwide provider of integrated and interactive broadband access solutions, and at AT&T for 25 years, most recently as senior vice president responsible for national business sales.

As part of ADC's strategy to be a leader in operations support software solutions for communications service providers, ADC announced the pending acquisition of Saville Systems in June 1999. The acquisition is subject to approval at the Saville shareholder meetings scheduled for August 31, 1999, as well as certain other conditions including the sanction of the High Court of Ireland and certain other governmental approvals and filings. The acquisition is expected to be completed during ADC's fourth quarter ending October 31, 1999, although the actual closing date will depend on when the sanction of the High Court of Ireland is obtained.

About ADC
ADC Telecommunications, Inc., is a leading global supplier of voice, video and data systems and solutions for telephone, cable television, Internet, broadcast, wireless and private communications networks. ADC's systems and solutions enable local access and high-speed transmission of communications services from service providers to consumers and businesses over fiber-optic, copper, coaxial and wireless media. Headquartered in Minneapolis, Minnesota, ADC has approximately 10,100 employees around the world and annual sales of $1.6 billion. ADC was added to the Standard & Poor's 500 Index on July 30, 1999. For additional information, visit our Web site at www.adc.com.

About Saville Systems
Founded in 1982, Saville is a leading provider of convergent billing and customer care solutions for the telecommunications industry. Saville operates globally with offices in the U.S., Canada, Ireland, Australia, U.K. and Germany, and has more than 1,400 employees worldwide. Saville is a publicly held company, traded on the Nasdaq National Market (US) market under the symbol SAVLY. For more information, Saville can be reached at www.savillesys.com, or call (+1) 781-270-6500.